UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 24, 2023

Bluejay Diagnostics, Inc.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BJDX	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 24, 2023, Bluejay Diagnostics, Inc. (the “Company”) entered into a securities purchase agreement with certain institutional and accredited investors (the “Purchase Agreement”) relating to the registered direct offering and sale of 216,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $7.365 per share (the “Offering”).

In a concurrent private placement, the Company also issued to such institutional and accredited investors unregistered warrants to purchase up to 216,000 shares of Common Stock (the “Warrants”). Pursuant to the terms of the Purchase Agreement, for each share of Common Stock issued in this offering, an accompanying Warrant was issued to the purchaser thereof. Each Warrant is exercisable for one share of Common Stock (the “Warrant Shares”) at an exercise price of $7.24 per share, will be immediately exercisable upon issuance and will expire five years from the date of issuance. The Warrants were offered and sold at a purchase price of $0.125 per underlying warrant share, which purchase price is included in the offering price per share of Common Stock issued in the Offering (the “Private Placement”). The gross proceeds to the Company from the Offering and the Private Placement are approximately $1.59 million, before deducting placement agent fees and offering expenses. Neither the Warrants nor the Warrant Shares, have been registered under the Securities Act of 1933, as amended.

Pursuant to an engagement letter, dated as of August 7, 2023 (the “Engagement Letter”), between the Company and H.C. Wainwright & Co., LLC, or the placement agent, the Company agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds received in the Offering and the Private Placement. The Company also agreed to pay the placement agent in connection with the Offering and the Private Placement a management fee equal to 1.0% of the gross proceeds raised in the Offering and Private Placement, $45,000 for non-accountable expenses, and $15,950 for clearing fees. In addition, the Company agreed to issue to the placement agent, or its designees, warrants to purchase up to 15,120 shares of Common Stock (the “Placement Agent Warrants”), which represents 7.0% of the aggregate number of shares of Common Stock sold in the Offering. The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to $ 9.2063, or 125% of the offering price per share of Common Stock sold in the Offering, and a term of five years from the commencement of the sales pursuant to the Offering.

The Offering and Private Placement closed on August 28, 2023.

Pursuant to the terms of the Purchase Agreement, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on August 24, 2023 and expiring 15 days from the closing date of the Offering. Furthermore, the Company is also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalent (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions, for a period commencing on August 24, 2023 and expiring one year from the closing date of the Offering.

If a Fundamental Transaction (as defined in the Warrants and Placement Agent Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that we may exercise and will assume all of the Company’s obligations under the Warrants and the Placement Agent Warrants with the same effect as if such successor entity had been named in the Warrants and the Placement Agent Warrants itself. If holders of shares of Common Stock are given a choice as to the securities, cash or property to be received in such a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it would receive upon any exercise of the Warrants and the Placement Agent Warrants following such a Fundamental Transaction. Additionally, as more fully described in the Warrants and the Placement Agent Warrants, in the event of certain Fundamental Transactions, the holders of Private Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Private Warrants on the date of consummation of such Fundamental Transaction.

The 216,000 shares of Common Stock sold in the Offering (but not the Warrants or the Warrant Shares) were offered and sold pursuant to a prospectus supplement, dated August 24, 2023, and accompanying prospectus, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-272432), which registration statement was filed on June 5, 2023 and declared effective on June 20, 2023. A copy of the opinion of Hogan Lovells US LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

The Warrants, the Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the Warrants, and Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder are incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
4.1	Form of Warrant, dated August 28, 2023.
5.1	Opinion of Hogan Lovells US LLP.
10.1	Form of Securities Purchase Agreement, dated August 24, 2023, by and between the Company and each of the Purchasers signatory thereto.
23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1).
99.1	Press Release issued by the Company on August 25, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEJAY DIAGNOSTICS, INC.

Date: August 28, 2023	By:	/s/ Kenneth Fisher
Name: Kenneth Fisher Title: Chief Financial Officer

3